Centennial America Fund L.P.
                            Exhibit 24(b)(16) to Form N-1A
                         Performance Data Computation Schedule




1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 12/31/97:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


              Date            Daily Accrual Per Share (in $)

            12/26/97                .0001284
            12/27/97                .0001284
            12/28/97                .0001284
            12/29/97                .0001290
            12/30/97                .0001308
            12/31/97                .0001373
            01/01/97                .0001373
                                    --------

            Seven Day
              Total:                .0009196


      Current Yield:    $0.0009196/7 x 365  = 4.80%

                                     365/7
      Effective Yield:  (.0009196 + 1)  - 1 = 4.91%